Exhibit 99.2

Press Release	Contact: Christopher D. Myers
For Immediate Release	President and Chief Executive Officer
(909) 980-4030

CVB Financial Corp. to Present at D.A. Davidson & Co. 15th Annual Financial Services Conference

Ontario, CA, May 6, 2013 - Chris Myers, President and Chief Executive Officer of CVB Financial Corp., will be presenting on Wednesday, May 8, 2013 at 1:40 p.m. PDT at the D.A. Davidson & Co. 15th Annual Financial Services Conference. He will also be participating in one-on-one meetings with investors. The conference will take place in Seattle, Washington from May 8 to May 9.

Mr. Myers’ presentation at the conference will be available through a live webcast and can be accessed through a presentation link http://wsw.com/webcast/dadco25/cvbf/ or by visiting the Company’s website at www.cbbank.com under “Our Investors” tab, “News & Market Data” for 90 days.

Corporate Overview

CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California with assets of $6.3 billion. Citizens Business Bank serves 41 cities with 40 Business Financial Centers, five Commercial Banking Centers and three trust office locations serving the Inland Empire, Los Angeles County, Orange County and the Central Valley areas of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF. For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the Our Investors tab.

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